UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
As previously disclosed in a Current Report on Form 8-K filed with the SEC on January 28, 2016, Quicksilver Resources Inc. (the “Company”) and its U.S. subsidiaries (together with the Company, the “Sellers” or the “U.S. Debtors”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with BlueStone Natural Resources II, LLC (the “Buyer”) pursuant to which the Buyer agreed to purchase substantially all of the Sellers’ U.S. oil and gas assets. On March 30, 2016, the Sellers and the Buyer entered into an amendment to the Purchase Agreement to extend the outside date from March 31, 2016 to April 15, 2016, after which date either the Sellers or the Buyer may terminate the Purchase Agreement subject to certain conditions if the closing has not occurred. The Sellers agreed to the amendment to provide additional time for the Buyer and Crestwood Midstream Partners, LP (“Crestwood”) to enter into definitive gas gathering and processing contracts to replace certain existing executory contracts between certain of the Sellers and affiliates of Crestwood. A final order of the United States Bankruptcy Court for the District of Delaware rejecting such executory contracts is a condition to the closing of the transactions contemplated by the Purchase Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 29, 2016, the Company terminated the Quicksilver Resources Inc. Amended and Restated Change in Control Retention Incentive Plan, the Quicksilver Resources Inc. Second Amended and Restated Key Employee Change in Control Retention Incentive Plan and the Quicksilver Resources Inc. Amended and Restated Executive Change in Control Retention Incentive Plan. The named executive officers of the Company participated in the Quicksilver Resources Inc. Amended and Restated Executive Change in Control Retention Incentive Plan.

Item 7.01.	Regulation FD Disclosure.
As previously reported by the Company, on March 1, 2016, Quicksilver Resources Canada Inc. (“QRCI”) entered into an asset purchase agreement pursuant to which QRCI agreed to sell certain of QRCI’s oil and gas assets primarily located in the Horseshoe Canyon area of Alberta, Canada. On March 22, 2016, QRCI entered into two additional asset purchase agreements pursuant to which QRCI agreed to sell certain other of its assets in Canada, including substantially all of its oil and gas assets in the Horn River Basin. The consummation of the transactions contemplated by the asset purchase agreements are subject to various closing conditions, and such transactions are expected to close in the second quarter of 2016.
QRCI and certain of its wholly owned subsidiaries (the “Canadian Entities”) applied for and received protection from their creditors under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) in the Court of Queen’s Bench in Alberta, Canada on March 8, 2016. Based on the Company’s current estimates of the net proceeds that QRCI will receive from all of the asset dispositions after expenses and the aggregate net assets of the Canadian Entities available for distribution for secured and unsecured claims in the CCAA proceedings, the

Company expects that it will receive limited or possibly no recovery for the unsecured note from QRCI to the Company in the CCAA proceedings. In addition, the Company expects that the U.S. Debtors, as guarantors of QRCI’s obligations under its revolving credit facility, will not be obligated make any payments to satisfy secured claims related to QRCI’s revolving credit facility in the CCAA proceedings.
Cautionary Note Regarding Forward-Looking Statements
Certain statements and information included in this Current Report on Form 8-K may constitute “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events will differ materially from such predictions as a result of certain risk factors. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only to management’s assumptions and expectations as of the date of this Current Report on Form 8-K. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other SEC filings for a discussion of material risk factors and additional information on factors which may cause future events to materially vary from such forward-looking statements. The Company disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
First Amendment to Asset Purchase Agreement, dated as of March 30, 2016, by and among Quicksilver Resources Inc., Cowtown Gas Processing L.P., Cowtown Pipeline L.P., and BlueStone Natural Resources II, LLC

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Vanessa Gomez LaGatta
Vanessa Gomez LaGatta
Senior Vice President – Chief Financial Officer and Treasurer

Date: March 31, 2016

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
First Amendment to Asset Purchase Agreement, dated as of March 30, 2016, by and among Quicksilver Resources Inc., Cowtown Gas Processing L.P., Cowtown Pipeline L.P., and BlueStone Natural Resources II, LLC